                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Atlantic Central Enterprises Limited

     We consent to the use of our report on Atlantic Central Enterprises Limited included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey

December 10, 1996